Exhibit (m)(1): Calculations of Illustrations for Succession Select-NY

Narrative for the Hypothetical Illustration 1

I.	The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,200,000 or 134% x $65,675.89

= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4:	$53,501.28
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,590.71
- Mortality & Expense Charge****	$612.69
+ Hypothetical Rate of Return*****	($1,061.99)

=	$65,676	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $60.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$52.49
2	$52.50
3	$52.51
4	$52.53
5	$52.54
6	$52.55
7	$52.57
8	$52.58
9	$52.59

10	$52.60
11	$52.62
12	$52.63
Total	$630.71

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for years 1-10 and 0.45% for years 11+.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.56%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($90.47)
2	($90.11)
3	($89.75)
4	($89.40)
5	($89.03)
6	($88.67)
7	($88.32)
8	($87.95)
9	($87.60)
10	($87.25)
11	($86.89)
12	($86.54)
Total	($1,061.99)

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$65,675.89
-	Year 5 Surrender Charge	$22,433.82

=		$43,242	(rounded to the nearest dollar)

II.	The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,200,000 or 134% x $78,902.06

= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$62,324.09
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,584.65
- Mortality & Expense Charge****	$692.22
+ Hypothetical Rate of Return*****	$3,414.84

=	$78,902	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $60.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$52.08
2	$52.07
3	$52.07
4	$52.07
5	$52.06
6	$52.06
7	$52.05
8	$52.05
9	$52.04
10	$52.04
11	$52.03
12	$52.03
Total	$624.65

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for years 1-10 and 0.45% for years 11+.
*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.56%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$282.68
2	$283.02
3	$283.36
4	$283.71
5	$284.05
6	$284.39
7	$284.74
8	$285.08
9	$285.43
10	$285.78
11	$286.13
12	$286.47
Total	$3,414.84

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$78,902.06
-	Year 5 Surrender Charge	$22,433.82

=		$56,468	(rounded to the nearest dollar)

III.	The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,200,000 or 134% x $94,414.03

= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$72,265.08
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,577.70
- Mortality & Expense Charge****	$781.77
+ Hypothetical Rate of Return*****	$9,068.41

=	$94,414	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $60.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$51.62
2	$51.59
3	$51.57
4	$51.54
5	$51.51
6	$51.49
7	$51.46
8	$51.44
9	$51.41
10	$51.38
11	$51.36
12	$51.33
Total	$617.70

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for years 1-10 and 0.45% for years 11+.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.56%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$730.47
2	$734.95
3	$739.45
4	$743.99
5	$748.56
6	$753.17
7	$757.82
8	$762.49
9	$767.21
10	$771.96
11	$776.75
12	$781.58
Total	$9,068.41

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$94,414.03
-	Year 5 Surrender Charge	$22,433.82

=		$71,980	(rounded to the nearest dollar	)

Narrative for the Hypothetical Illustration 2

I.	The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,200,000 or 134% x $63,872.46

= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4:	$52,131.06
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$2,063.95
- Mortality & Expense Charge****	$598.05
+ Hypothetical Rate of Return*****	($1,036.60)

=	$63,872	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $84.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$67.89
2	$67.91
3	$67.93

4	$67.95
5	$67.97
6	$67.99
7	$68.01
8	$68.02
9	$68.04
10	$68.06
11	$68.08
12	$68.10
Total	$815.95

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.56%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($88.62)
2	($88.21)
3	($87.80)
4	($87.40)
5	($86.98)
6	($86.58)
7	($86.17)
8	($85.77)
9	($85.37)
10	($84.96)
11	($84.56)
12	($84.16)
Total	($1,036.60)

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$63,872.46
-	Year 5 Surrender Charge	$22,433.82

=		$41,439	(rounded to the nearest dollar)

II.	The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,200,000 or 134% x $76,832.39

= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$60,789.36
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$2,056.27
- Mortality & Expense Charge****	$676.09
+ Hypothetical Rate of Return*****	$3,335.39

=	$76,832	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $84.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$67.37
2	$67.37
3	$67.37
4	$67.36
5	$67.36
6	$67.36
7	$67.35
8	$67.35
9	$67.35
10	$67.35
11	$67.34
12	$67.34
Total	$808.27

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.56%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$276.95
2	$277.12
3	$277.31
4	$277.49
5	$277.67
6	$277.85
7	$278.04
8	$278.22
9	$278.40
10	$278.59
11	$278.78
12	$278.96
Total	$3,335.39

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$76,832.39
-	Year 5 Surrender Charge	$22,433.82

=		$54,399	(rounded to the nearest dollar)

III.	The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,200,000 or 134% x $91,986.47

= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$70,515.17
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$2,047.50
- Mortality & Expense Charge****	$763.76
+ Hypothetical Rate of Return*****	$8,842.54

=	$91,986	(rounded to the nearest dollar	)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $84.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$66.79
2	$66.76
3	$66.73
4	$66.70
5	$66.67
6	$66.64
7	$66.61
8	$66.58
9	$66.55
10	$66.52
11	$66.49
12	$66.46
Total	$799.50

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.56%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$714.24
2	$718.26
3	$722.30
4	$726.37
5	$730.47
6	$734.61
7	$738.78
8	$742.97
9	$747.21

10	$751.47
11	$755.77
12	$760.10
Total	$8,842.54

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$91,986.45
-	Year 5 Surrender Charge	$22,433.82

=		$69,553	(rounded to the nearest dollar)